Exhibit 99.1

JMP GROUP REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

SAN FRANCISCO, May 7, 2009 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2009.

Financial Highlights

•	Net income was $33,945, or $0.00 per diluted share, for the quarter ended March 31, 2009, compared to $0.7 million, or $0.03 per diluted share, for the quarter ended March 31, 2008.

•

Operating net income was $0.6 million, or $0.03 per diluted share, for the quarter ended March 31, 2009, compared to $0.9 million, or $0.04 per diluted share, for the quarter ended March 31, 2008. For more information on operating net income, including a reconciliation to net income, please see the sections below titled “Non-GAAP Financial Measures” and “Operating Net Income.”

•	Total revenues were $25.0 million for the first quarter of 2009, compared to $19.8 million for the first quarter of 2008.

•	Investment banking revenues were $4.1 million for the first quarter of 2009, compared to $8.1 million for the first quarter of 2008.

•	Net brokerage revenues were $8.5 million for the first quarter of 2009, compared to $8.1 million for the first quarter of 2008.

•

Asset management-related fee revenues were $8.7 million for the first quarter of 2009, compared to $3.3 million for the first quarter of 2008. Asset management-related fee revenues include asset management fees as well as fee revenues reported in the company’s financial statements as other income (comprised of asset management fundraising fees generated by JMP Group’s broker-dealer affiliate, JMP Securities, and revenues from fee-sharing arrangements with other asset managers) but exclude net investment income reported as principal transaction revenues. Fee revenues classified as other income were $0.3 million and $0.5 million for the first quarters of 2009 and 2008, respectively.

•	Client assets under management at March 31, 2009 totaled $501.9 million, compared to $356.7 million at March 31, 2008.

•

Principal transactions generated a net realized and unrealized gain of $2.9 million for the first quarter of 2009, compared to a net realized and unrealized loss of $1.4 million for the first quarter of 2008.

“While continued distress in the global capital markets is beyond our control, we were able to execute on our plan and achieve modest levels of profitability balanced with opportunistic growth in the first quarter,” said Chairman and Chief Executive Officer Joe Jolson. “Our operating earnings of $0.03 per share were primarily attributable to strong fund performance across the board at our Harvest Capital Strategies subsidiary and continued market share gains in our institutional brokerage business,

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somewhat offset by depressed investment banking revenues and additions to our loan loss reserve. Since year-end, we have continued to attract senior producers to our platform, as demonstrated by a nine percent year-to-date net increase in headcount. We remain optimistic that efforts to selectively recruit top producers to JMP in investment banking, sales and trading, research and asset management will be successful during the current industry downturn. In the past few months, we have also closed strategic investments in two new growth platforms: HuaMei Capital Company, our joint venture with China Merchants Securities and MVC Capital; and, more recently, Cratos Capital Partners, a middle-market, corporate credit alternative asset manager.”

First Quarter 2009 Revenues

Investment Banking

Total investment banking revenues were $4.1 million for the quarter, a decrease of 49.2% from $8.1 million for the quarter ended March 31, 2008. The company executed six investment banking transactions during the quarter, compared to eight transactions during the first quarter of 2008. Investment banking revenues equaled 16.4% of total revenues, compared to 41.0% in the quarter ended March 31, 2008.

Public equity underwriting revenues were $1.1 million, down from $2.5 million for the first quarter of 2008, as the company executed two public equity offerings, versus four a year ago. Private placement fee revenues were $0.3 million, down from $3.6 million for the first quarter of 2008, with the company executing one private placement, compared to two a year earlier. Strategic advisory revenues were $2.7 million, up from $2.0 million for the first quarter of 2008, with the company acting as a strategic advisor on three completed transactions, versus two a year ago.

Brokerage

Net brokerage revenues were $8.5 million, an increase of 4.9% from $8.1 million for the quarter ended March 31, 2008. Net brokerage revenues equaled 34.1% of total revenues, compared to 41.2% in the first quarter of 2008.

Asset Management

Asset management fees were $8.5 million, an increase of 208.8% from $2.7 million for the quarter ended March 31, 2008. Asset management fees equaled 33.8% of total revenues, compared to 13.9% in the first quarter of 2008. Client assets under management totaled $501.9 million at March 31, 2009, an increase of 40.7% from $356.7 million at March 31, 2008 and an increase of 13.3% from $443.0 million at December 31, 2008.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $2.9 million, compared to a net realized and unrealized loss of $1.4 million for the quarter ended March 31, 2008. The gain for the first quarter of 2009 was primarily due to the performance of the company’s investments in funds managed by its asset management arm, Harvest Capital Strategies.

Included among principal transactions are JMP Group’s investments in publicly-traded New York Mortgage Trust, Inc. (NASDAQ: NYMT) and Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC). In the first quarter of 2009, JMP Group had an unrealized gain of $1.2 million on its investment in New York Mortgage Trust and an unrealized loss of $1.3 million on its investment in Hercules Technology Growth Capital, versus unrealized losses of $2.3 million and $0.7 million, respectively, in the first quarter of 2008. For the quarter ended March 31, 2009, the net unrealized loss on these two investments totaled $0.1 million, equivalent to $0.00 per share after tax and minority interest, compared to a net unrealized loss of $3.0 million, equivalent to $0.08 per share after tax and minority interest, for the quarter ended March 31, 2008.

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Interest, Dividends and Other Income

Interest, dividends and other income totaled $1.0 million, compared to $2.1 million for the quarter ended March 31, 2008. Interest and dividends equaled $0.7 million, compared to $1.6 million for the first quarter of 2008. Interest and dividend income is derived from the company’s loan portfolio and deposit accounts as well as from investments in certain preferred and common stocks. The sharp year-over-year decline in interest and dividend income was primarily due to a drop of more than 400 basis points in short-term interest rates to essentially zero percent since the beginning of 2008. Other income was $0.3 million for the first quarter of 2009, compared to $0.5 million for the first quarter of 2008. Other income is primarily composed of revenue sharing arrangements with, and fees earned to raise capital for, third-party investment partnerships or funds.

First Quarter 2009 Expenses

Compensation and Benefits

Compensation and benefits expense was $18.8 million for the quarter, an increase of 49.3% from $12.6 million for the quarter ended March 31, 2008. Of the $18.8 million recorded for the first quarter of 2009, $1.0 million was non-cash, stock-based compensation expense attributable to restricted stock units granted in connection with the company’s initial public offering, and $0.4 million was non-cash, stock-based compensation expense related to restricted stock units granted subsequent to the IPO. Performance-based cash compensation increased 137.5% to $10.2 million for the first quarter of 2009 from $4.3 million for the first quarter of 2008, primarily as a result of a significant increase in asset management revenues for the quarter ended March 31, 2009. In the first quarter of 2009, 76.9% of asset management revenues were incentive fees, for which the company accrues bonus compensation at a much higher rate than for other revenues. As a result, compensation and benefits for the first quarter of 2009 were much greater than they had been for the first quarter of 2008, when incentive fees earned were significantly less.

As a percentage of total revenues, pro forma compensation and benefits expense (which excludes the cost of IPO-related stock grants) was 71.3% for the first quarter, compared to 58.5% for the quarter ended March 31, 2008. Further adjusted to exclude a net unrealized loss of $0.1 million on JMP Group’s investments in New York Mortgage Trust and Hercules Technology Growth Capital as well as interest expense of $0.1 million and a loan loss provision of $0.7 million, the adjusted pro forma compensation ratio was 73.5% for the first quarter of 2009, compared to 68.2% for fiscal year 2008, when the net unrealized loss on the two corporate investments equaled $8.5 million, interest expense was $0.6 million, loan loss provisions totaled $2.9 million, and deferred 2007 stock-based compensation expenses of $6.2 million were incurred but reversed for the purposes of calculating the adjusted ratio.

Non-Compensation Expense

Non-compensation expense totaled $6.1 million, a decrease of 8.4% from $6.7 million for the quarter ended March 31, 2008. The decrease was due to a decline in travel and business development expenses, professional fees and interest and dividend expense as well as other savings, which were partially offset by a loan loss provision of $0.7 million.

Dividend

On May 5, 2009, the board of directors of JMP Group declared a dividend of $0.01 per share for the first quarter of 2009, to be paid on Friday, June 5, 2009 to common stockholders of record as of Friday, May 22, 2009.

Share Repurchase Activity

During the quarter ended March 31, 2009, JMP Group repurchased a total of 57,832 shares of its common stock at an average price of $4.53 per share, or $0.3 million in aggregate.

At March 31, 2009, JMP Group’s tangible book value per share was $5.19.

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Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. After-tax per share amounts, except for GAAP net income per share, have been calculated on an operational basis assuming a tax rate of 42%. Company management believes that this presentation provides additional information that enables meaningful comparison of JMP Group’s financial performance in various periods. The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting treatment of events does in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that reverses stock-based compensation expense related to JMP Group’s May 2007 initial public offering and assumes an effective tax rate of 42%. In particular, operating net income adjusts for the grant of 1,931,060 restricted stock units at the time of the company’s IPO, which resulted in non-cash compensation expense of $1.0 million for the quarter ended March 31, 2009 and $1.0 million for the quarter ended March 31, 2008.

A reconciliation of the company’s net income to the company’s operating net income for the quarters ended March 31, 2009 and March 31, 2008 is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Mar. 31, 2009	Mar. 31, 2008
Net (loss)/income	$34	$679
Add back:
Income tax expense/(benefit)	52	(160)

Income before taxes	86	519
Add back:
Compensation expense – IPO-related stock-based compensation	959	1,035

Operating income before taxes	1,045	1,554
Income tax expense (assumed tax rate of 42%)	439	653

Operating net income	$606	$901

Operating net income per share:
Basic	$0.03	$0.04
Diluted	$0.03	$0.04
Weighted average shares used in calculating operating net income per share:
Basic	20,500	20,546
Diluted	20,702	20,839

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides

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useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the operating performance of JMP Group’s business and facilitates a meaningful comparison of the company’s results in the current period to those in prior periods and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount and sort of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 9, 2009 as well as in the similarly captioned sections of our other periodic reports filed under the Exchange Act. The Form 10-K for the year ended December 31, 2008 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Thursday, May 7, 2009. To participate in the call, dial 800-895-1549 (domestic) or 785-424-1057 (international). The conference identification code is “7JMP1088.”

The conference call will be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and alternative asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries, JMP Securities, JMP Capital and Harvest Capital Strategies. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

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JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	Mar. 31, 2009	Mar. 31, 2008
Revenues:
Investment banking	$4,116	$8,107
Brokerage	8,539	8,142
Asset management fees	8,466	2,742
Principal transactions	2,890	(1,380)
Interest and dividends	746	1,592
Other income	267	549

Total revenues	25,024	19,752
Expenses:
Compensation and benefits	18,801	12,589
Administration	1,121	1,281
Brokerage, clearing and exchange fees	1,250	1,373
Travel and business development	337	929
Communications and technology	863	994
Occupancy	581	470
Professional fees	956	1,180
Depreciation	197	266
Interest and dividend expense	102	216
Loss provision on loans receivable	725	-—
Other	4	(9)

Total expenses	24,937	19,289

Income before income tax expense/(benefit)	87	463
Income tax expense/(benefit)	52	(160)

Net income	35	623
Less: Net income/(loss) attributable to noncontrolling interest	1	(56)

Net income attributable to JMP Group Inc.	$34	$679

Net income attributable to JMP Group Inc. common stockholders per share:
Basic	$0.00	$0.03
Diluted	$0.00	$0.03
Weighted average common shares outstanding:
Basic	20,500	20,546
Diluted	20,702	20,839

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